Exhibit 23
Consent of Independent Registered Public Accounting Firm
The Board of Directors and Stockholders
Cerner Corporation:
We consent to the incorporation by reference in the Registration Statements (No. 333-125492, 333-77029, No. 333-93379, No. 333-63226, No. 333-24899, No. 333-24909, No. 333-75308, No. 333-70170, No. 33-56868, No. 33-55082, No. 33-41580, No. 33-39777, No. 33-39776, No. 33-20155, No. 33-15156, and No. 333-40156) on Form S-8, and Registration Statement No. 333-72024, and No. 333-40156, on Form S-4 of Cerner Corporation of our reports dated March 16, 2006, with respect to the consolidated balance sheets of Cerner Corporation and subsidiaries as of December 31, 2005 and January 1, 2005, and the related consolidated statements of operations, changes in equity, and cash flows for each of the years in the three-year period ended December 31, 2005, and the related consolidated financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005, and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the 2005 annual report on Form 10-K of Cerner Corporation.
(signed) KPMG LLP
Kansas City, Missouri
March 16, 2006